                                                                   Exhibit 99

PRESS RELEASE

FOR IMMEDIATE RELEASE

DATE:      September 16, 2005
COMPANY:   Central Federal Corporation
           2923 Smith Road
           Fairlawn, Ohio  44333
CONTACT:   Mark S. Allio
           Vice Chairman, President and CEO
PHONE:     330.576.1334                     FAX:       330.666.7959


CENTRAL FEDERAL CORPORATION DECLARES DIVIDEND

Fairlawn, Ohio - September 16, 2005 - Central Federal Corporation (NASDAQ: GCFC) announced today that the Company's Board of Directors declared a cash dividend of 9 cents per share on its common stock to be paid on October 14, 2005 to stockholders of record on October 3, 2005.

ABOUT CENTRAL FEDERAL CORPORATION AND CFBANK

Central Federal Corporation (Nasdaq: GCFC), the holding company for CFBank, was organized as a Delaware corporation in September 1998 in connection with the bank's conversion from a mutual to stock organization, which was completed on December 30, 1998. CFBank is a community-oriented financial services company founded in 1892. Its home office is in Fairlawn, Ohio. It operates two additional offices in Columbiana County, Ohio, and one in Columbus, Ohio, as well as a mortgage services office in Akron, Ohio.

This release contains certain forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements to be subject to the safe harbor created by that provision. These forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals and objectives. Our actual results may differ materially from these statements. Although we believe the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurances that the results contemplated in these forward-looking statements will be realized. The inclusion of this forward-looking information should not be regarded as a representation by our Company or by any person that the future events, plans or expectations contemplated by our Company will be achieved. Furthermore, past performance in operations and share price is not necessarily predictive of future performance.